EXHIBIT 99

	Investor News		NYSE:PEG

For further information, contact:
➢	Kathleen A. Lally, Vice President – Investor Relations	Phone:	973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone:	973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone:	973-430-6596

PSEG ANNOUNCES 2009 FIRST QUARTER RESULTS

$0.88 PER SHARE FROM CONTINUING OPERATIONS

$0.95 PER SHARE OF OPERATING EARNINGS

Performance Reflects Strong Operations in Difficult Markets

Company Reaffirms 2009 Operating Earnings Guidance of $3.00-$3.25 Per Share

(May 4, 2009) – Public Service Enterprise Group (PSEG) reported today First Quarter 2009 Income from Continuing Operations of $444 million or $0.88 per share as compared to $435 million or $0.85 per share for the First Quarter of 2008. Operating Earnings for the first quarter of 2009 were $482 million or $0.95 per share compared to the First Quarter of 2008 Operating Earnings of $438 million or $0.86 per share. Including the impact of net losses on investments in our nuclear decommissioning trust funds (NDT) of $0.04 per share and the recognition of non-trading mark-to-market (MTM) losses of $0.03 per share, PSEG reported Net Income for the first quarter of 2009 of $444 million or $0.88 per share. Including the impact of net losses on investments in NDT funds of $0.02 per share and the recognition of non-trading MTM gains of $0.01 per share and income from discontinued operations of $0.03 per share, PSEG reported Net Income for the first quarter of 2008 of $448 million or $0.88 per share.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of the sale and/or impairment of certain non-core domestic assets and the impact of returns/(losses) associated with NDT and MTM accounting. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the first quarter. See Attachment 10 for a complete list of items excluded from Income from Continuing Operations in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)
First Quarter Comparative Results
2009 and 2008

	Income ($millions)		Diluted Earnings Per Share
	2009	2008	2009	2008

Net Income	$444	$448	$0.88	$0.88

Less: Income from Discontinued Ops	—	13	—	0.03

Income From Continuing Ops	$444	$435	$0.88	$0.85

Less: Excluded Items	(38)	(3)	(0.07)	(0.01)

Operating Earnings (Non-GAAP)	$482	$438	$0.95	$0.86

	Avg. Shares		507M	510M

“PSEG’s results for the first quarter of 2009 demonstrate the strength of operations and the diversity of our asset base in the face of difficult market conditions” said Ralph Izzo, chairman, president and chief executive officer of PSEG.

Izzo indicated that “the market remains challenging, with power prices down and demand softening. But, effective portfolio management and cost control efforts give us the confidence to manage through these difficult times.” He went on to say “we continue to support our operating earnings guidance for 2009 of $3.00-$3.25 per share.”

Operating Earnings Guidance (which remains unchanged) by subsidiary for 2009 is as follows:

2009 Operating Earnings Guidance
($ millions)

PSEG Power	$1,210 - $1,285

PSE&G	320 – 345

PSEG Energy Holdings	0 – 20

PSEG Parent	(10) - 0

Operating Earnings	$1,520 - $1,650

Earnings Per Share	$3.00 - $3.25

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 5 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $359 million ($0.71 per share) for the first quarter of 2009 compared with operating earnings of $279 million ($0.55 per share) for the first quarter of 2008.

PSEG Power’s margins in the first quarter of 2009 benefited from higher contracted pricing and lower fuel costs ($0.18 per share). Higher average prices in the first quarter of 2009 reflect the positive impact of the June 2008 BGS contract on revenue as well as the re-pricing of a below-market wholesale contract which expired at the end of 2008. Cold weather supported demand in January; however, more normal weather during the remainder of the quarter coupled with a contraction in economic activity led to a reduction in overall demand for the quarter. Power was able to take advantage of an increase in output from its nuclear fleet as well as the availability of low-cost gas supply to meet load requirements in the quarter while generation from its coal-fired stations declined quarter-over-quarter. Included in Power’s first quarter margin improvement is income associated with the termination of positions with counterparties which accelerated the recognition of income which would have been realized later in the year. This item represented $0.03 per share of the $0.18 per share improvement in first quarter margin.

The nuclear fleet continued its strong operations with an average capacity factor of 97.8% in the quarter. This compares with an average capacity factor of 94.1% during the year-ago quarter.

2

Production from the nuclear fleet also benefited from an uprate in the capacity of Hope Creek and Salem 2 (173MW) completed during the second quarter of 2008.

Power’s earnings saw an increase in margin under the BGSS contract ($0.01 per share). Quarter-over-quarter earnings comparisons were also affected by an anticipated increase in operating and maintenance expense in 2009 associated with planned outage work at the fossil stations ($0.01 per share) and nuclear stations ($0.01 per share). An increase in depreciation and interest expense reduced earnings comparisons by $0.01 per share.

For the year, PSEG Power’s operating earnings forecast reflects the benefit of higher electric power pricing. The operation of competitive energy and capacity markets has allowed Power to hedge 100% of its expected coal and nuclear output in 2009. The improvement in margins during the remainder of the year, however, is not expected to be as strong as that experienced in the first part of the year.

PSE&G

PSE&G reported operating earnings of $123 million ($0.24 per share) for the first quarter compared with operating earnings of $136 million ($0.26 per share) for the first quarter of 2008.

The results for the quarter were affected by several factors. Colder than normal weather increased the demand for gas. Degree Days were 8.5% higher than the level experienced in 2008’s first quarter, and 3.3% greater than normal causing gas sales to increase by 3.1% in the quarter versus last year. The quarter-over-quarter increase in sales was led by a 7.8% increase in gas sales to the residential sector. The weather-related increase in sales contributed $0.03 per share to earnings. Growth in demand continues to be constrained by poor economic conditions. This reduced demand negatively affected non-firm sales to the commercial and industrial sectors and hurt earnings by $0.01 per share in the quarter. Earnings were aided by an increase in transmission revenues effective on October 1, 2008 ($0.01 per share).

The increase in margin was offset by higher pension and operating and maintenance expense ($0.01 per share). Depreciation expense increased with a higher level of capital spending ($0.01 per share). Earnings comparisons were also affected by the absence of tax benefits recognized in the first quarter of 2008 ($0.02 per share).

PSE&G is expected to experience a decline in 2009 operating earnings. Demand is expected to remain weak in response to a contraction in economic growth. Results will also reflect an increase in pension expense as well as higher levels of depreciation expense associated with the start-up of PSE&G’s new customer information system and an increase in financing costs associated with increased capital outlays. PSE&G is preparing to file a combined electric and gas rate case by mid-year. The request will primarily address the company’s increased level of capital spending and pension related costs.

The quarter was marked by the New Jersey BPU’s approval of PSE&G’s proposal to accelerate capital spending as a means of meeting the Governor’s call for programs to stimulate the economy. PSE&G plans to spend $694 million on electric and gas programs over 24 months with approximately $190 million to be spent in 2009. These amounts will be recovered through a new capital adjustment

3

charge (approved separate from base rates) designed to provide immediate recovery of a return on the program expenditures plus depreciation of the assets.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $4 million ($0.01 per share) versus operating earnings of $28 million ($0.06 per share) during the first quarter of 2008.

The decline in operating earnings for the quarter was influenced by several factors. A reduction in gas prices reduced the profitability of the combined cycle gas assets in Texas ($0.01 per share). The Texas generating units performed better than a year ago in what remains a difficult market. The absence of tax benefits recorded in 2008 ($0.02 per share) also hurt earnings. Earnings from Resources were hurt by a reduction in income on the lease portfolio ($0.02 per share) and an increase in taxes ($0.03 per share). These items more than offset the gain recorded on the termination of leases during the quarter ($0.03 per share). The termination of leases during the quarter reduced Resources investment in international leases to $924 million at the end of March 2009 from $1.0 billion at the end of 2008.

PSEG Energy Holdings’ operating income is expected to decline in 2009. The outlook reflects difficult market conditions in Texas for the gas-fired assets with a decline in power prices and spark spreads year over year. The results will also be affected by a full-year decline in the return on Resources leveraged lease portfolio. These items will more than offset the benefits of a reduction in interest expense associated with the redemption, in February 2009, of $280 million of non-recourse debt on the Texas assets.

######

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse Changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.

•	New energy legislation

•	Any inability of our energy transmission and distribution businesses to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.

•	Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.

•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.

•	Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.

•	Any inability to balance our energy obligations, available supply and trading risks.

•	Any deterioration in our credit quality.

•	Any inability to realize anticipated tax benefits or retain tax credits.

•	Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.

•	Delays or cost escalations in our construction and development activities.

•	Adverse investment performance of our decommissioning and defined benefit plan trust funds and changes in discount rates and funding requirements.

•	Changes in technology and/or increased customer conservation.

4

For further information, please refer to our Annual Report on Form 10-K, including item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

5

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Results by Subsidiary
(Unaudited)

	For the Quarters Ended March 31,

	2009	2008

Earnings Results ($ Millions)
PSEG Power	$359	$279
PSE&G	123	136
PSEG Energy Holdings	4	28
PSEG	(4)	(5)

Operating Earnings	$482	$438

Reconciling Items (a)	(38)	(3)

Income from Continuing Operations	$444	$435

Discontinued Operations	—	13

PSEG Net Income	$444	$448

Fully Diluted Average Shares Outstanding (in Millions)	507	510

Per Share Results (Diluted)

PSEG Power	$0.71	$0.55
PSE&G	0.24	0.26
PSEG Energy Holdings	0.01	0.06
PSEG	(0.01)	(0.01)

Operating Earnings	$0.95	$0.86

Reconciling Items (a)	(0.07)	(0.01)

Income from Continuing Operations	$0.88	$0.85

Discontinued Operations	—	0.03

PSEG Net Income	$0.88	$0.88

(a) See attachment 10 for details of items excluded from Continuing Operations to compute Operating Earnings.

Note 1:

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended March 31, 2009 and 2008.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statements of Operations
(Unaudited, $ Millions)

	For the Quarter Ended March 31, 2009

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$3,921	$(1,323)	$2,374	$2,735	$135

OPERATING EXPENSES
Energy Costs	2,068	(1,322)	1,462	1,859	69
Operation and Maintenance	675	(8)	258	395	30
Depreciation and Amortization	207	4	47	149	7
Taxes Other Than Income Taxes	44	—	—	44	—

Total Operating Expenses	2,994	(1,326)	1,767	2,447	106

OPERATING INCOME	927	3	607	288	29

Income from Equity Method Investments	10	—	—	—	10
Other Income and Deductions	(43)	(6)	(40)	—	3
Interest Expense	(145)	(4)	(43)	(79)	(19)
Preferred Stock Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	748	(7)	524	208	23

Income Tax (Expense) Benefit	(304)	3	(206)	(85)	(16)

NET INCOME (LOSS)	$444	$(4)	$318	$123	$7

Reconciling Items Excluded from Continuing Operations:
Nuclear Decommissioning Trust (NDT) Fund Related Activity, net of tax	23	—	23	—	—
Mark-to-Market (MTM), net of tax	15	—	18	—	(3)

OPERATING EARNINGS (LOSS)	$482	$(4)	$359	$123	$4

	For the Quarter Ended March 31, 2008

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$3,792	$(1,332)	$2,375	$2,618	$131

OPERATING EXPENSES
Energy Costs	2,119	(1,331)	1,589	1,793	68
Operation and Maintenance	627	(7)	239	360	35
Depreciation and Amortization	192	4	38	143	7
Taxes Other Than Income Taxes	43	—	—	43	—

Total Operating Expenses	2,981	(1,334)	1,866	2,339	110

OPERATING INCOME	811	2	509	279	21

Income from Equity Method Investments	12	—	—	—	12
Other Income and Deductions	(1)	(3)	(5)	4	3
Interest Expense	(153)	(7)	(42)	(81)	(23)
Preferred Stock Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	668	(8)	462	201	13

Income Tax (Expense) Benefit	(233)	3	(187)	(65)	16

INCOME (LOSS) FROM CONTINUING OPERATIONS	435	(5)	275	136	29

Discontinued Operations, net of tax	13	—	—	—	13

NET INCOME (LOSS)	$448	$(5)	$275	$136	$42

Discontinued Operations, net of tax	(13)	—	—	—	(13)
Reconciling Items Excluded from Continuing Operations:
Nuclear Decommissioning Trust (NDT) Fund Related Activity, net of tax	7	—	7	—	—
Mark-to-Market (MTM), net of tax	(5)	—	(3)	—	(2)
Premium on Bond Redemption, net of tax	1	—	—	—	1

OPERATING EARNINGS (LOSS)	$438	$(5)	$279	$136	$28

(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended March 31, 2009 and 2008.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	March 31, 2009	December 31, 2008

DEBT
Commercial Paper and Loans	$—	$19
Long-Term Debt (a)	7,380	7,180
Securitization Debt (a)	1,487	1,530
Project Level, Non-Recourse Debt (a)	47	328

Total Debt	8,914	9,057

SUBSIDIARY’S PREFERRED STOCK WITHOUT MANDATORY REDEMPTION	80	80

STOCKHOLDERS’ EQUITY
Common Stock	4,764	4,756
Treasury Stock	(583)	(581)
Retained Earnings	4,049	3,773
Accumulated Other Comprehensive Loss	(31)	(177)

Total Common Stockholders’ Equity	8,199	7,771
Noncontrolling Interest - Equity Investments	10	11

Total Equity	8,209	7,782

Total Capitalization	$17,203	$16,919

(a) Includes amounts due within one year

Note 1:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors of the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2009

The debt to capitalization ratio calculated under PSEG’s credit agreements as of March 31, 2009 was 47.6%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($47 million) and securitization debt ($1.487 billion). It also includes capital lease obligations ($42 million) and certain other obligations such as guarantees and letters of credit ($171 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($363 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Income, $300 million, related to the mark-to-market of energy contracts.

2008

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2008 was 47.9%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($328 million), securitization debt ($1.530 billion). It also includes capital lease obligations ($43 million) and certain other obligations such as guarantees and letters of credit ($148 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($368 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Income, $176 million, related to the mark-to-market of energy contracts.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Three Months Ended March 31,

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$444	$448
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	945	595

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,389	1,043

NET CASH USED IN INVESTING ACTIVITIES	(165)	(261)

NET CASH USED IN FINANCING ACTIVITIES	(313)	(911)

Net Increase (Decrease) in Cash and Cash Equivalents	911	(129)

Cash and Cash Equivalents at Beginning of Period	321	380

Cash and Cash Equivalents at End of Period	$1,232	$251

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
March 31, 2009 vs. March 31, 2008
(Unaudited)

PSEG 1st Quarter 2008 Net Income			$0.88
Discontinued Operations (SAESA and Bioenergie)			0.03
PSEG 1st Quarter 2008 Income from Continuing Operations			$0.85
Reconciling Items (a)			(0.01)
PSEG 1st Quarter 2008 Operating Earnings			$0.86

			B/(W )
PSEG Power
1st Quarter 2008		$0.55

Recontracting and Lower Fuel Expense	0.18
BGSS	0.01

Margin		0.19
O&M		(0.02)
Depreciation, Interest and Other		(0.01)

1st Quarter 2009		$0.71	$0.16

PSE&G
1st Quarter 2008		$0.26

Weather - Gas		0.03
Transmission Margin		0.01
Gas Margin		(0.01)
O&M		(0.01)
Depreciation, Taxes and Other		(0.04)

1st Quarter 2009		$0.24	$(0.02)

PSEG Energy Holdings
1st Quarter 2008		$0.06

Texas Generation Facilities		(0.01)
2009 Asset Sales		0.03
Lease Income		(0.02)
Effective Tax Rate and Other		(0.05)

1st Quarter 2009		$0.01	$(0.05)

Public Service Enterprise Group
1st Quarter 2008		$(0.01)
Interest		—
1st Quarter 2009		$(0.01)	$—

PSEG 1st Quarter 2009 Operating Earnings			$0.95
Reconciling Items (a)			(0.07)
PSEG 1st Quarter 2009 Income from Continuing Operations			$0.88
Discontinued Operations			—
PSEG 1st Quarter 2009 Net Income			$0.88

(a) See attachment 10 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 6

PSEG POWER LLC
Generation Measures
(Unaudited)

	GWhr Breakdown

	Quarters Ended March 31,
	2009	2008

Nuclear - NJ	5,488	4,836
Nuclear - PA	2,329	2,429

Total Nuclear	7,817	7,265

Fossil - Coal - NJ	776	1,342
Fossil - Coal - PA	1,434	1,579
Fossil - Coal - CT	493	771

Total Coal	2,703	3,692

Fossil - Oil & Natural Gas - NJ	1,820	2,327
Fossil - Oil & Natural Gas - NY	704	374
Fossil - Oil & Natural Gas - CT	97	75

Total Oil & Natural Gas	2,621	2,776

Fossil - Pumped Storage	(24)	(33)

	13,117	13,700

	% Generation by Fuel Type

	Quarters Ended March 31,
	2009	2008

Nuclear - NJ	42%	35%
Nuclear - PA	18%	18%

Total Nuclear	60%	53%

Fossil - Coal - NJ	6%	10%
Fossil - Coal - PA	11%	11%
Fossil - Coal - CT	3%	6%

Total Coal	20%	27%

Fossil - Oil & Natural Gas - NJ	14%	17%
Fossil - Oil & Natural Gas - NY	5%	3%
Fossil - Oil & Natural Gas - CT	1%	0%

Total Oil & Natural Gas	20%	20%

Fossil - Pumped Storage	0%	0%

	100%	100%

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS COMPANY
Retail Sales and Revenues
(Unaudited)
March 31, 2009

Electric Sales and Revenues

Sales (millions kwh)	Quarter Ended	Change 2008	vs.

Residential	3,235		1.2%
Commercial	5,890		-2.3%
Industrial	1,152		-9.6%
Street Lighting	103		-0.1%
Interdepartmental	2		-29.8%

Total	10,382		-2.1%

Revenue ($millions)

Residential	$540		18.4%
Commercial	615		6.7%
Industrial	73		-2.6%
Street Lighting	20		3.3%
Other Operating Revenues	67		-26.6%

Total	$1,315		8.0%

Weather Data	Quarter Ended	Change 2008	vs.

THI Hours - Actual	0	0.0%
THI Hours - Normal	15

Attachment 8

PUBLIC SERVICE ELECTRIC & GAS COMPANY
Retail Sales and Revenues
(Unaudited)
March 31, 2009

Gas Sold and Transported

Sales (millions therms)	Quarter Ended	Change 2008	vs.

Residential Sales	704		7.8%
Commercial - Firm Sales	248		4.7%
Commercial - Interr. & Cogen	16		-3.2%
Industrial - Firm Sales	19		-1.2%
Industrial - Interr. & Cogen	31		-49.5%
Interdepartmental	—		-24.0%

Total	1,018		3.1%

Gas Transported - Firm Sales	201		9.1%
Gas Transported - Non-Firm	182		-9.1%

Revenue ($millions)

Residential Sales	$705		17.8%
Commercial - Firm Sales	180		-24.6%
Commercial - Interr. & Cogen	11		-33.5%
Industrial - Firm Sales	14		-28.5%
Industrial - Interr. & Cogen	18		-70.6%
Other Operating Revenues	34		4.1%

Total	$962		-0.6%

Gas Transported	457		6.1%

Weather Data	Quarter Ended	Change 2008	vs.

Degree Days - Actual	2,627	8.5%
Degree Days - Normal	2,542

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Statistical Measures
(Unaudited)

	For the Quarters Ended March 31
	2009	2008

Weighted Average Common Shares Outstanding (000’s)
Basic	505,986	508,490
Diluted	506,548	510,107

Stock Price at End of Period	$29.47	$40.19

Dividends Paid per Share of Common Stock	$0.3325	$0.3225

Dividend Payout Ratio*	41.7%	41.8%

Dividend Yield	4.4%	3.0%

Price/Earnings Ratio*	9.5	14.0

Rate of Return on Average Common Equity*	21.1%	20.7%

Book Value per Common Share	$16.20	$14.45

Market Price as a Percent of Book Value	182%	278%

Total Shareholder Return	2.4%	-17.6%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings
(Unaudited)

	For the Quarters Ended March 31,

Pro-forma Adjustments, net of tax	2009	2008

Earnings Impact ($ Millions)

Nuclear Decommissioning Trust (NDT) Fund Related Activity	$(23)	$(7)
Mark-to-Market (MTM)	(15)	5
Premium on Bond Redemption	—	(1)

Total Pro-forma to Operating Earnings	$(38)	$(3)

Fully Diluted Average Shares Outstanding (in Millions)	507	510

Per Share Impact (Diluted)

Nuclear Decommissioning Trust (NDT) Fund Related Activity	$(0.04)	$(0.02)
Mark-to-Market (MTM)	(0.03)	0.01

Total Pro-forma to Operating Earnings	$(0.07)	$(0.01)